Exhibit 10.1

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Amended and Restated Investor Rights Agreement (this “Agreement”) is made and entered into as of November 24, 2020 by and among BJ’s Restaurants, Inc., a California corporation (the “Company”), SC 2018 Trust LLC, a Delaware limited liability company (“Trust LLC”), and BJ’s Act III, LLC, a Delaware limited liability company (“BJ’s Act III,” and together with any transferees of the Securities (as defined in the Purchase Agreement) who agree to become parties to this Agreement, each an “Investor” and collectively, the “Investors”) (each of the Company, Trust LLC and the Investors, a “Party” to this Agreement, and collectively, the “Parties”).

RECITALS

WHEREAS, the Company and Trust LLC are parties to that certain Securities Purchase Agreement, dated as of May 1, 2020 (the “Purchase Agreement”), pursuant to which Trust LLC became the holder of 375,000 shares of common stock, no par value per share, of the Company (the “Common Stock” and such shares, the “Common Shares”) and a holder of 875,000 Warrants (as defined in the Common Share Purchase Warrant);

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, Trust LLC and the Company entered into an Investor Rights Agreement, dated as of May 5, 2020 (the “Original IRA”);

WHEREAS, Trust LLC transferred the Common Shares and Warrants to BJ’s Act III and, in connection therewith, BJ’s Act III entered into a Joinder Agreement, dated as of May 15, 2020, pursuant to which BJ’s Act III became a party to the Original IRA; and

WHERAS, the Company, Trust LLC and BJ’s Act III wish to make certain amendments to the Original IRA.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree that the Original IRA shall be amended and restated as follows:

1.                  Board Observer Right and Related Agreements.

(a)               Board Observer

(i)                             From the date of this Agreement and for so long as no Resignation Event has occurred, the Investors shall have the right to designate one (1) person (the “Observer”) to serve as an observer at meetings of the Company’s board of directors (the “Board”) and at meetings of the Governance and Nominating Committee of the Board (the “Nominating Committee”). Any Observer shall meet the Independence Criteria described in clause (vi) below and shall be designated by the “Investor Representative” who shall be Ron Shaich or any replacement thereof approved by BJ’s Act III. Notwithstanding anything in this Agreement to the contrary, the Investor Representative shall not have a right to designate a person to serve as an Observer or have any Observer attend any meetings of the Board or Nominating Committee for so long as Keith Pascal or a Suggested Nominee shall be serving as a member of the Board (in either case, such member of the Board, an “Investor Approved Board Member”); provided, however, that if an Investor Approved Board Member is serving on the Board but not on the Nominating Committee, the Investor Approved Board Member shall have the right to serve as an Observer with respect to meetings of the Nominating Committee.

(ii)                          The Company agrees that it will invite the Observer to attend, in a non-voting observer capacity, all meetings of the Board and the Nominating Committee for the purposes of permitting the Observer to have current information with respect to the affairs of the Company and actions taken by the Board or the Nominating Committee. The Observer shall have the right to be heard at any such meetings, but in no event shall the Observer: (1) be deemed to be a member of the Board or the Nominating Committee; or (2) have the right to vote on any matter under consideration by the Board or the Nominating Committee or otherwise have any power to cause the Company to take, or not to take, any action. As a non-voting observer, the Observer will also be provided (concurrently with delivery to the directors of the Company and members of the Nominating Committee and in the same manner delivery is made to them) copies of all notices, minutes, consents, and all other materials and information (financial or otherwise) that are provided to the directors with respect to a meeting or any written consent in lieu of a meeting of the Board or the Nominating Committee (except to the extent the Observer has been excluded therefrom pursuant to clause (iv) below).

(iii)                        If a meeting of the Board or the Nominating Committee is conducted via telephone or other electronic medium (e.g., videoconference), the Observer may attend such meeting via the same medium; provided, however, that Observer shall not knowingly provide any other person access to such meeting without the Company's express written consent and, provided further, that inadvertent access by another person which is promptly remedied upon discovery by the Observer shall not be deemed to breach the provisions of this Section 1(a)(iii).

(iv)                         Notwithstanding the foregoing, the Company may exclude the Observer from access to any material or meeting or portion thereof if the Board or the Nominating Committee determines it is necessary to do so in its reasonable discretion.

(v)                           good faith (which determination may be made without participation of the Observer), upon advice of the Company’s counsel, that (1) such exclusion is reasonably necessary to preserve the attorney-client privilege between the Company and such counsel; provided, however, that any such exclusion shall apply only to such portion of the material or such portion of the meeting which would be required to preserve such privilege and not to any other portion thereof, or (2) such portion of a meeting is an executive session limited solely to independent director members of the Board, independent auditors and/or legal counsel, as the Board may designate, and the Observer (assuming the Observer were a member of the Board for such determination) would not meet the then-applicable standards for independence adopted by the Securities Exchange Commission, the Nasdaq Stock Market or such other exchange on which the Company’s securities are then traded.

(vi)                         The Company shall compensate the Observer in the same amount of all cash retainers, meeting fees and any other cash fees as if the Observer were an independent member of the Board and a member of the Nominating Committee, as such cash compensation may be modified from time to time; provided, however, in no event shall the Observer be entitled to any compensation with respect to any period for which an Investor Approved Board Member has received compensation as an independent member of the Board. Further, the Company shall reimburse the Observer for all reasonable out-of-pocket expenses incurred by the Observer in connection with attendance at Board and Nominating Committee meetings. All compensation and reimbursements payable by the Company pursuant to this Section 1(a)(v) shall be paid to the Observer at the same time as comparable compensation or reimbursement is paid to the members of the Board.

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(vii)                      Any Observer shall (a) have business, restaurant, marketing, technology, accounting, finance and/or other relevant experiences or expertise, (b) be reasonably acceptable to the Nominating Committee and the Board, (c) qualify as “independent” pursuant to Nasdaq Stock Market listing standards (or the standards of such other exchange on which the Company’s securities are then traded) and satisfy any other criteria applicable to “independent” directors under such listing standards and under applicable law and the rules and regulations of the Securities and Exchange Commission, (d) have provided the items that would be required of an independent director pursuant the Company’s normal director intake procedures (including completion of a standard director and officer questionnaire and completion of a background check), and (e) not serve as a director or officer of any company that owns, operates or franchises casual dining restaurants; provided that, for purposes of clause (e), such casual dining restaurants shall not include any fine dining restaurants, any fast casual restaurants or any casual dining restaurants with fewer than 25 locations and shall not include serving as a director or officer of Trust LLC, BJ’s Act III or Act III Holdings, LLC or any of its Subsidiaries (clauses (a)-(e), the “Independence Criteria”).

(viii)                    Within ten (10) business days of his or her name being submitted to the Nominating Committee, the Nominating Committee shall determine whether a proposed Observer meets the Independence Criteria, and shall promptly notify the Investor Representative of its decision. In the event the Nominating Committee does not accept a proposed Observer, the Investors shall have the right to recommend a substitute Observer whose appointment shall be subject to the procedures described above.

(ix)                         If any Observer is unable or unwilling to serve as an observer, resigns as an observer, is removed as an observer, or for any other reason fails to serve or is not serving as an observer at any time prior to the occurrence of a Resignation Event, the Investor Representative shall have the right to designate a person to be a replacement Observer (any such replacement Observer shall be referred to as a “Replacement Observer”). Any Replacement Observer will be considered and approved or rejected in accordance with the process specified in Section 1(a)(vii).

(b)               Resignation Events. The Investors agree that, to the extent any Investor Approved Board Member is not then serving on the Board, the Observer shall be deemed to no longer be an observer of the Board effective automatically and immediately (i) upon a Resignation Event or (ii) if at any time following the date of such person’s appointment to the Board such person no longer meets the Independence Criteria; provided that, in the case of clause (ii), the Investors shall retain the right to designate a Replacement Observer as the Observer. The Investors shall promptly (and in any event within five (5) business days) inform the Company in writing if the Investors fail to satisfy the Minimum Ownership Threshold at any time. For the avoidance of doubt, the Investors shall have no rights under Sections 1 or 4 if a Resignation Event has occurred. For purposes of this Agreement, a “Resignation Event” means, regardless of actual resignation, if the Investors fail to satisfy the Minimum Ownership Threshold at any time after the date of this Agreement. For purposes hereof, the “Minimum Ownership Threshold” shall mean collective beneficial ownership (as determined under Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of the lesser of (i) 187,500 shares of Common Stock (subject to proportionate adjustment in the event of splits, combinations or reclassifications) or (ii) a number of Common Shares and shares or rights convertible or exercisable into Common Shares, including the Warrants (whether or not presently convertible or exercisable) that, in the aggregate, are convertible or exercisable into and/or equal at least 4.25% of the then-outstanding Common Stock (on an as-converted and as-exercised basis).

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(c)               Consideration of Director Nominee. So long as no Resignation Event has occurred, in the event that Keith Pascal is no longer serving as a member of the Board, Investor may suggest a replacement member of the Board (a “Suggested Nominee”). The Nominating Committee shall give good faith consideration to any such Suggested Nominee in the same manner it does for other proposed nominees; provided, however, neither the Board nor the Nominating Committee shall have any obligation to nominate a Suggested Nominee for consideration by the stockholders or to appoint any Suggested Nominee to the Board. Any Suggested Nominee elected or appointed to the Board shall be required to meet the Independence Criteria.

2.                  [Intentionally omitted].

3.                  Standstill. Until the occurrence of a Standstill Termination Event, without the prior written consent of the Company, the Investors will not, nor will they cause or permit any of their respective controlled Affiliates (as defined in the Purchase Agreement) to:

(a)        effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or participate in or in any way assist, facilitate or encourage any other Person (as defined in the Purchase Agreement) to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any securities (or beneficial ownership thereof), or rights or options to acquire any securities (or beneficial ownership thereof), or any assets, indebtedness or businesses of the Company or its Subsidiaries (as defined in the Purchase Agreement), (ii) any tender or exchange offer, merger or other business combination involving the Company or its Subsidiaries or assets of the Company or its Subsidiaries constituting a significant portion of the consolidated assets of the Company and its Subsidiaries, or (iii) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company or any of its Subsidiaries;

(b)        form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to the Company or otherwise act in concert with any Person in respect of any such securities;

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(c)        otherwise act, alone or in concert with others, to seek representation on or to control or influence the management, Board or policies of the Company or to obtain representation on the Board of the Company (other than pursuant to the terms of this Agreement);

(d)        take any action which would or would reasonably be expected to force the Company to make a public announcement regarding any of the types of matters set forth in clause (a) above; or

(e)        enter into any discussions or arrangements with any third party with respect to any of the foregoing;

it being understood that nothing in this Section 3 shall (x) restrict or prohibit any Investor Approved Board Member from taking any action, or refraining from taking any action, which he or she determines, in his or her reasonable discretion, is necessary to fulfill his or her fiduciary duties as a member of the Board, (y) restrict the Investors’ acquisition of any Equity Securities (I) paid as dividends or acquired pursuant to Section 4 of this Agreement, in each case, in accordance with the terms of this Agreement or (II) in connection with the exercise of the Warrants, or (z) restrict the Investors acquisition of equity or debt securities of the Company or any of its Subsidiaries, or voting such securities and otherwise exercising its rights and privileges with respect to such securities, so long as such acquisition, voting or exercise of the rights and privileges, would not constitute a violation of clauses (a)(ii) and (iii) or (b) through (e) above.

For purposes of this Agreement, a “Standstill Termination Event” shall mean the later of (A) the third (3rd) anniversary of the date of the Original IRA, or (B) the occurrence of a Resignation Event; provided, however, that if an Investor Approved Board Member is no longer serving as a member of the Board for reasons other than such person’s voluntary resignation, incapacity or death (and no Suggested Nominee is selected as an Investor Approved Board Member promptly following such voluntary resignation, incapacity or death), the Standstill Termination Event shall be the earlier to occur of clauses (A) and (B) above.

4.                  Preemptive Rights.

(a)               Notwithstanding anything contained in Section 3, from and after the Closing Date, for so long as no Resignation Event has occurred, if the Company makes any public or non-public offering of any New Securities, each Investor shall be afforded the opportunity to acquire from the Company all or a portion of such Investor’s Preemptive Rights Portion of such New Securities for the same price as that offered to the other purchasers of such New Securities; provided, that such Investor shall not be entitled to acquire any New Securities pursuant to this Section 4 to the extent the issuance of such New Securities to such Investor would require approval of the stockholders of the Company as a result of any such Investor’s status, if applicable, as an Affiliate of the Company or pursuant to the rules and listing standards of the Nasdaq Stock Exchange, in which case the Company may consummate the proposed issuance of New Securities to other Persons prior to obtaining approval of the stockholders of the Company (subject to compliance by the Company with Section 4(e) below).

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(b)               If the Company proposes to offer New Securities, it shall give the Investors written notice of its intention, describing the anticipated price (or range of anticipated prices), anticipated amount of New Securities and other material terms and timing upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering) at least seven (7) business days prior to such issuance (or, in the case of a registered public offering, at least seven (7) business days prior to the commencement of such registered public offering) (provided that, to the extent the terms of such offering cannot reasonably be provided seven (7) business days prior to such issuance, notice of such terms may be given as promptly as reasonably practicable but in any event prior to such issuance). The Company may provide such notice to the Investors on a confidential basis prior to public disclosure of such offering. Other than in the case of a registered public offering, the Investor Representative may notify the Company in writing at any time on or prior to the second (2nd) business day immediately preceding the date of such issuance (or, if notice of all such terms has not been given prior to the second (2nd) business day immediately preceding the date of such issuance, at any time prior to such issuance) whether any of the Investors will exercise such preemptive rights and as to the amount of New Securities the Investors desire to purchase, up to the such Investor’s Preemptive Rights Portion. In the case of a registered public offering, the Investor Representative shall notify the Company in writing at any time prior to the second (2nd) business day immediately preceding the date of commencement of such registered public offering (or, if notice of all such terms has not been given prior to the second (2nd) business day immediately preceding the date of commencement of such registered public offering, at any time prior to the date of commencement of such registered public offering) whether any of the Investors will exercise such preemptive rights and as to the amount of New Securities the Investors desire to purchase, up to such Investor’s Preemptive Rights Portion. Such notice to the Company shall constitute a binding commitment by the Investors to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. Subject to receipt of the requisite notice of such issuance by the Company, the failure of the Investor Representative to respond prior to the time a response is required pursuant to this Section 4(b) shall be deemed to be a waiver of the Investors’ purchase rights under this Section 4 only with respect to the offering described in the applicable notice.

(c)               Each Investor shall purchase the New Securities that it has elected to purchase under this Section 4 concurrently with the related issuance of such New Securities by the Company (subject to the receipt of any required approvals from any governmental entity to consummate such purchase by such Investor); provided, that if such related issuance is prior to the twentieth (20th) business day following the date on which such Investor has notified the Company that it has elected to purchase New Securities pursuant to this Section 4, then each Investor shall purchase such New Securities within twenty (20) business days following the date of the related issuance. If the proposed issuance by the Company of securities which gave rise to the exercise by the Investor of its preemptive rights pursuant to this Section 4 shall be terminated or abandoned by the Company without the issuance of any securities, then the purchase rights of the Investors pursuant to this Section 4 shall also terminate as to such proposed issuance by the Company (but not any subsequent or future issuance), and any funds in respect thereof paid to the Company by the Investors in respect thereof shall be promptly refunded in full.

(d)               In the case of the offering of securities for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Board; provided, however, that such fair value as determined by the Board shall not exceed the aggregate market price of the securities being offered as of the date the Board authorizes the offering of such securities.

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(e)               In the event that the Investors are not entitled to acquire any New Securities pursuant to this Section 4 because such issuance would require the Company to obtain stockholder approval in respect of the issuance of such New Securities to the Investors as a result of any such Investor’s status, if applicable, as an Affiliate of the Company or pursuant to the rules and listing standards of the Nasdaq Stock Exchange, the Company shall, upon the Investor’s reasonable request delivered to the Company in writing within seven (7) business days following its receipt of the written notice of such issuance to the Investors pursuant to this Section 4, at the Investor’s election, (i) consider and discuss in good faith modifications proposed by the Investors to the terms and conditions of such portion of the New Securities which would otherwise be issued to the Investors such that the Company would not be required to obtain stockholder approval in respect of the issuance of such New Securities as so modified; and/or (ii) solely to the extent that stockholder approval is not required in connection with the issuance of Equity Securities to Persons other than the Investors, use reasonable best efforts to seek stockholder approval in respect of the issuance of any New Securities to the Investors.

(f)                If the Investors do not elect to purchase their respective Preemptive Election Share of the New Securities pursuant to this Section 4, the Company may sell such portion of the New Securities on terms and conditions that are not materially more favorable in the aggregate to the applicable purchaser(s) than those set forth in the written notice of such offer. If such sale is not consummated within 120 days of the date upon which the written notice of such offer was given, then no issuance of such New Securities may be made thereafter by the Company without again offering the same to the Investors in accordance with this Section 4. The election by any Investor to not exercise its subscription rights under this Section 4 in any one instance shall not affect its right as to any subsequent proposed issuance.

(g)               The Company and the Investors shall cooperate in good faith to facilitate the exercise of the Investors’ rights pursuant to this Section 4, including securing any required approvals or consents.

(h)               For purposes of this Section 4, the following terms have the following meanings:

(i)                             “Convertible Securities” means any security convertible into or exchangeable for capital stock of the Company.

(ii)                          “Equity Securities” means (A) all capital stock of the Company, (B) all Convertible Securities and (C) all Options to acquire from the Company shares of such capital stock or such Convertible Stock.

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(iii)                        “Excluded Securities” means (A) any securities issued by the Company as full or partial consideration in connection with a merger, acquisition, consolidation or purchase of all or substantially all of the securities or assets of a corporation or other entity; (B) any shares of capital stock or options to purchase shares of capital stock, or other equity-based awards (including restricted stock units), issued or granted to employees (or prospective employees who have accepted an offer of employment), directors or consultants (as defined in the Company’s Equity Incentive Plan) of the Company or any of its Subsidiaries, pursuant to plans that have been approved by a majority of the independent members of the Board or that exist as of the date of this Agreement; (C) securities issued by the Company upon the exercise, exchange or conversion of any securities that are exercisable or exchangeable for, or convertible into, shares of capital stock and are outstanding as of the date of this Agreement, provided that such exercise, exchange or conversion is effected pursuant to the terms of such securities as in effect on the date of this Agreement; and (D) securities issued by the Company pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by a majority of the disinterested members of the Board.

(iv)                         “New Securities” means all Equity Securities other than: (A) Excluded Securities; (B) shares of any class of capital stock of the Company issued on a pro rata basis to all holders of such class as a stock dividend or upon any stock split or other subdivision of shares of capital stock; (C) shares of capital stock of the Company issued as consideration in connection with an acquisition (approved by the Board) by the Company of assets or capital stock of any Person; (D) shares of Common Stock issued pursuant to a bona fide public offering, or Convertible Securities or shares of Common Stock issuable upon exercise or conversion of Convertible Securities issued pursuant to a bona fide public offering, in each case with aggregate proceeds of at least $10,000,000, (E) shares of Common Stock, Convertible Securities and Options issued to existing or former officers, directors, employees or consultants of the Company pursuant to any equity incentive plan adopted or approved by the Board from time to time, including any shares of Common Stock issuable upon exercise of any such Option or settlement or vesting of any award issued under such plans, (F) rights issued pursuant to a stockholder rights plan, and (G) the issuance of warrants with indebtedness for purposes of yield enhancement.

(v)                           “Options” means any options, warrants or other rights to subscribe for, purchase or otherwise acquire any capital stock of the Company or Convertible Securities.

(vi)                         “Preemptive Rights Portion” means, with respect to an Investor, the amount of New Securities that each Investor shall be entitled to purchase in the aggregate determined by multiplying (1) the total number of such offered shares of New Securities by (2) the quotient of (a) the aggregate number of shares of Common Stock or shares or rights convertible or exercisable into Common Shares (whether or not presently convertible or exercisable) (on an as-converted and as-exercised basis) held by such Investor, as of such date, divided by (b) the aggregate number of shares of Common Stock (on an as-converted and as-exercised basis) outstanding as of such date.

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5.                  Corporate Opportunities. The Company, on behalf of itself and its Subsidiaries, to the fullest extent permitted by applicable law, (a) acknowledges and affirms that the Investors and their Affiliates and Representatives, including any Observer, any Investor Approved Board Member or any other members of the Board affiliated with the Investors (the “Investor Group”): (i) have participated (directly or indirectly) and will continue to participate (directly or indirectly) in direct investments in corporations, joint ventures, limited liability companies and other entities (“Other Investments”), including Other Investments engaged in various aspects of businesses similar to those engaged in by the Company and its Subsidiaries (and related services businesses) that may, are or will be competitive with the Company’s or any of its Subsidiaries’ businesses or that could be suitable for the Company’s or any of its Subsidiaries’ interests, (ii) have done and may do business with any client, customer, vendor or lessor of any of the Company or its Affiliates or any other Person with which any of the Company or its Affiliates has a business relationship, (iii) have interests in, participate with, aid and maintain seats on the board of directors or similar governing bodies of, or serve as officers of, Other Investments, (iv) may develop or become aware of business opportunities for Other Investments; and (v) may or will, as a result of or arising from the matters referenced in this Section 5, the nature of the Investor Group’s businesses and other factors, have conflicts of interest or potential conflicts of interest, (b) hereby renounces and disclaims any interest or expectancy in any business opportunity (including any Other Investments or any other opportunities that may arise in connection with the circumstances described in the foregoing clauses (a)(i) through (a)(v) (each, a “Renounced Business Opportunity”)), (c) acknowledges and affirms that no member of Investor Group, including any Observer, any Investor Approved Board Member or any other members of the Board affiliated with the Investors, shall have any obligation to communicate or offer any Renounced Business Opportunity to the Company or any of its Subsidiaries, and any member of Investor Group may pursue a Renounced Business Opportunity and (d) waives any claim against the Investor Group and each member thereof. The Company agrees that in the event that the Investor Group or any member thereof acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (x) the Investor Group and (y) the Company or its Subsidiaries, a member of the Investor Group shall not have any duty to offer or communicate information regarding such corporate opportunity to the Company or its Subsidiaries. To the fullest extent permitted by applicable law, the Company hereby waives any claim against the Investor Group and each member thereof that such member or the Investor Group is liable to the Company or its stockholders for breach of any fiduciary duty solely by reason of the fact that the Investor Group or such member of the Investor Group (A) pursues or acquires any corporate opportunity for its own account or the account of any Affiliate or other Person, (B) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another Person or (C) does not communicate information regarding such corporate opportunity to the Company. Notwithstanding anything to the contrary in the foregoing, the Company does not renounce its interest in any corporate opportunity if such corporate opportunity was expressly offered or presented to a Board member or Observer solely in his or her capacity as a member of the Board or as an Observer; provided that such opportunity has not been separately presented to the Investors, their Affiliates or their respective Representatives. Notwithstanding anything to the contrary in the foregoing, the Company shall not be prohibited from pursuing any Renounced Business Opportunity as a result of this Section 5.

6.                  Access to Information.

(a)               For so long as no Resignation Event has occurred and subject to the provisions of Section 7, if there is not at such time an Investor Approved Board Member or any other member of the Board affiliated with the Investors serving on the Board:

(i)                             the Company shall, and shall cause its Subsidiaries and Representatives to, deliver to the Investor Representative (who shall have the right to share such information provided by the Company, its Subsidiaries or its Representatives with the Investor Group) promptly upon reasonable advance notice, all books, records and information, including financial information, and documents concerning or regarding its businesses, properties and assets and personnel of the Company and its Subsidiaries as may reasonably be requested by or on behalf of the Investors or their Affiliates.

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(ii)                          the Company shall (and shall cause its Subsidiaries to), upon reasonable prior notice, afford the Investors, their Affiliates and their respective Representatives reasonable access, during normal business hours, to the Company, its employees, agents, properties, offices and other facilities, contracts, books and records. The Company shall, and shall cause its Subsidiaries and Representatives to, cooperate with the Investors, their Affiliates and their Representatives in connection with such investigation and examination, and the Investors, their Affiliates and their Representatives shall cooperate with the respective Representatives of the Company and shall use their reasonable best efforts to minimize any disruption to the business.

(b)               For so long as no Resignation Event has occurred and subject to the provisions of Section 7, any Investor Approved Board Member or any Observer may, from time to time, share Confidential Information he or she receives with the Investor Group.

7.                  Confidentiality.

(a)               The Investors will, and will direct their respective Affiliates and their respective Representatives who actually receive Confidential Information to, keep confidential any Confidential Information and to use the Confidential Information solely for the purposes of monitoring, administering or managing the Investors’ investment in the Company made pursuant to this Agreement; provided that an Investor may disclose Confidential Information (i) to its attorneys, accountants, consultants and financial and other professional advisors to the extent reasonably necessary to obtain their services in connection with its investment in the Company, (ii) subject to the provisions of Section 3, to any prospective purchaser of Equity Securities from such Investor (as long as such prospective purchaser is not an owner, operator or franchisor of casual dining restaurants or an Affiliate of any such person) agrees in writing to be bound by similar confidentiality or non-disclosure terms as are contained in this Agreement (with the Company as an express third-party beneficiary of such agreement), (iii) to any Affiliate, partner, member, limited partners, or related investment fund of such Investor and their Affiliates and their respective Representatives, in each case in the ordinary course of business (provided that the recipients of such Confidential Information are directed to abide by the confidentiality and non-disclosure obligations contained herein), (iv) as may be reasonably determined by such Investor to be necessary in connection with such Investor’s enforcement of its rights in connection with this Agreement or its investment in the Company, or (v) as may otherwise be required by law or legal, judicial or regulatory process; and provided, further, that (x) any breach of the confidentiality and use terms herein by any Person to whom such Investor may disclose Confidential Information pursuant to clauses (i) and (iii) of the preceding proviso shall be attributable to such Investor for purposes of determining such Investor’s compliance with this Section 7, except those who have entered into a separate confidentiality or non-disclosure agreement or obligation with the Company and (y) that such Investor takes commercially reasonable steps (at the Company’s sole expense) to minimize the extent of any required disclosure described in clause (v) of the preceding proviso.

(b)               For purposes of this Agreement, the following terms shall have the following meanings:

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(i)                             “Confidential Information” means any information (including oral, written and electronic information) regarding the Company or its Subsidiaries that may be furnished to the Investors, their Affiliates or their Representatives by or on behalf of the Company pursuant to this Agreement that is non-public, confidential or proprietary in nature, together with all analyses, compilations, forecasts, studies or other documents prepared by the Investors or their respective Affiliates or Representatives which contain, are based upon or otherwise reflect such information. “Confidential Information” shall not include such portions of the Confidential Information that (a) are or become generally available to the public other than as a result of the Investors’, their Affiliates’ or their Representatives’ disclosure in violation of this Agreement, (b) are or become available to the Investors, their Affiliates or their Representatives on a non-confidential basis from a source other than the Company or its Subsidiaries, (c) were already in the Investors’, their Affiliates’ or their Representatives’ possession prior to the date of this Agreement and which were not obtained from the Company or its Subsidiaries or (d) are independently developed by the Investors, their Affiliates or their Representatives without reference to the Confidential Information.

(ii)                          “Representatives” means a Person’s directors, members, officers, employees, agents, consultants, accountants, attorneys or financial advisors and direct or indirect members or partners or Affiliates of the foregoing.

(c)               The provisions of this Agreement shall supersede that certain Non-Disclosure Agreement, dated April 17, 2020, by and between the Company and Act III Management, LLC but shall not supersede (i) the existing Non-Disclosure Agreement, dated October 3, 2019, by and among the Company, Noah Elbogen and Trust LLC, or (ii) any similar written agreement with Keith Pascal.

8.                  Specific Performance. Each of the Investors, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other Party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages).  It is accordingly agreed that the Investors, on the one hand, and the Company, on the other hand (in each case, the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, and the other Party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. This Section 8 is not the exclusive remedy for any violation of this Agreement.

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9.                  Section 16 Matters. If the Company becomes a party to a consolidation, merger or other similar transaction, or if the Company proposes to take or omit to take any other action under Section 4 (including granting to the Investors or their Affiliates the right to participate in any issuance of New Securities) or otherwise or if there is any event or circumstance that may result in the Investor Group or any member thereof being deemed to have made a disposition or acquisition of Equity Securities or derivatives thereof for purposes of Section 16 of the Exchange Act (including the purchase by the Investors of any New Securities under Section 4 or any awards or grants made to Keith Pascal or any Investor Approved Board Member), and if an Investor Approved Board Member is serving on the Board at such time or has served on the Board during the preceding six (6) months (i) the Board or a committee thereof composed solely of two (2) or more “non-employee directors” as defined in Rule 16b-3 of the Exchange Act will pre-approve such acquisition or disposition of equity securities of the Company or derivatives thereof for the express purpose of exempting the interests of Investor Group or any member thereof (for the Investors and/or their Affiliates, to the extent such persons may be deemed to be “directors by deputization”) in such transaction from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder and (ii) if the transaction involves (A) a merger or consolidation to which the Company is a party and the Common Stock is, in whole or in part, converted into or exchanged for equity securities of a different issuer, (B) a potential acquisition or deemed acquisition, or disposition or deemed disposition, by Investor Group or any member thereof of equity securities of such other issuer or derivatives thereof and (C) an Affiliate or other designee of the Investors or their Affiliates will serve on the board of directors (or its equivalent) of such other issuer pursuant to the terms of an agreement to which the Company is a party (or if the Investors notify the Company of such service a reasonable time in advance of the closing of such transactions), then if the Company requires that the other issuer pre-approve any acquisition of equity securities or derivatives thereof for the express purpose of exempting the interests of any director or officer of the Company or any of its subsidiaries in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder, the Company shall require that such other issuer pre-approve any such acquisitions of equity securities or derivatives thereof for the express purpose of exempting the interests of Investor Group or any member thereof (for the Investors and/or their Affiliates, to the extent such persons may be deemed to be “directors by deputization” of such other issuer) in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

10.              Securities Laws. Each Investor acknowledges that it is aware, and will advise each of its representatives who are informed as to the matters that are the subject of this Agreement, that the United States securities laws may prohibit any person who directly or indirectly has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

11.              Miscellaneous.

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(a)               Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of California. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Los Angeles County, California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)               Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Parties; provided that a facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature.

(c)               Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)               Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the Parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the Parties or the practical realization of the benefits that would otherwise be conferred upon the Parties. The Parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

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(e)               Entire Agreement; Amendment and Waiver. This Agreement and the other Transaction Documents (as defined in the Purchase Agreement) supersede all other prior oral or written agreements between the Investors, the Company, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein (including the Original IRA), and this Agreement, the other Transaction Documents, and the instruments referenced herein and therein contain the entire understanding of the Parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters.  Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor Representative. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.  Any amendment or waiver effected in accordance with this Section 11(e) shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the Investors. Notwithstanding the foregoing, any Affiliate of Buyer (as defined in the Purchase Agreement) to whom there is a Transfer (as defined in the Purchase Agreement) of Securities shall have the right to become party to this Agreement as an Investor pursuant to a joinder to this Agreement.

(f)                Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by electronic mail; or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Company:	BJ’s Restaurants, Inc. 7755 Center Avenue Huntington Beach, California 92647 Attention: Greg Levin E-mail: glevin@bjsrestaurants.com
with a copy (for informational purposes only) to:	Elkins Kalt Weintraub Reuben LLC 10345 W. Olympic Blvd. Los Angeles, CA 90064 Attention: Robert Steinberg, Esq. E-mail: rsteinberg@elkinskalt.com

If to Trust LLC or to BJ’s Act III:	23 Prescott St. Brookline, MA 02446 Attention: Ron Shaich E-mail: ronshaich@act3holdings.com
with a copy (for informational purposes only) to:	Sullivan & Cromwell LLP 125 Broad St. New York, NY 10004 Attention: Frank Aquila Audra D. Cohen E-mail: aquilaf@sullcrom.com cohena@sullcrom.com

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If to the Investor Representative:	Ron Shaich 23 Prescott St. Brookline, MA 02446 E-mail: ronshaich@act3holdings.com
with a copy (for informational purposes only) to:	Sullivan & Cromwell LLP 125 Broad St. New York, NY 10004 Attention: Frank Aquila Audra D. Cohen E-mail: aquilaf@sullcrom.com cohena@sullcrom.com

If to an Investor, to its address and e-mail address set forth on the Schedule of Investors attached hereto, with copies to such Investor’s representatives as set forth on such Schedule of Investors, with a copy (for informational purposes only) to:

Sullivan & Cromwell LLP
125 Broad St.
New York, NY 10004
Attention:	Frank Aquila
Audra D. Cohen
E-mail:	aquilaf@sullcrom.com
cohena@sullcrom.com

or to such other address and/or e-mail address and/or to the attention of such other Person as the recipient Party has specified by written notice given to each other Party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time, date, recipient e-mail address or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)               Successors and Assigns. The terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors, heirs, and permitted assigns.  No Party shall assign this Agreement or any rights or obligations hereunder without, with respect to any Investor, the prior written consent of the Company, except to an Affiliate of Buyer, and with respect to the Company, the prior written consent of the Investor Representative.

(h)               No Third Party Beneficiaries. This Agreement is intended solely for the benefit of the Parties and their respective successors, heirs and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

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(i)                 Interpretation; Absence of Presumption.

(i)                             When a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference shall be to an Article, Section, Schedule or Exhibit of this Agreement unless otherwise indicated.

(ii)                          Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(iii)                        The words “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits) and not to any particular provision of this Agreement.

(iv)                         Unless otherwise specified in this Agreement, the term “dollars” and the symbol “$” mean U.S. dollars for purposes of this Agreement and all amounts in this Agreement shall be paid in U.S. dollars.

(v)                           The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.

(vi)                         Any agreement, instrument or statute defined or referred to in this Agreement means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes.

(vii)                      Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by each of the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the Parties as of the date hereof.

BJ’S RESTAURANTS, INC.

By: /s/ GREGORY S. LEVIN
Name: Gregory S. Levin,
Title: President & Chief Financial Officer

[Signature Page to the Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the Parties as of the date hereof.

BJ’S ACT III, LLC

By: /s/ RONALD M. SHAICH
Name: Ronald M. Shaich
Title: Chief Executive Officer

SC 2018 TRUST LLC

By: /s/ RONALD M. SHAICH
Name: Ronald M. Shaich
Title: Authorized Signatory

[Signature Page to the Amended and Restated Investor Rights Agreement]